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                                                                     Exhibit 5.1

                 [LETTERHEAD OF GOODWIN, PROCTER & HOAR  LLP]



                               February 5, 1999



Albany Molecular Research, Inc.
21 Corporate Circle
Albany, New York 12203

Ladies and Gentlemen:

     This opinion is delivered in our capacity as special counsel to Albany Molecular Research, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to 345,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Company (the "Shares"). The Shares include 45,000 shares of Common Stock which may be issued solely to cover overallotments, if any. All of the Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which ING Baring Furman Selz LLC and Hambrecht & Quist LLC are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") entered into between the Company and the Representatives of the Underwriters.

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares to be sold by the Company to the Underwriters as described in the Registration Statement have been duly authorized under the Delaware General Corporation Law (the "DGCL") and, upon delivery of such Shares and payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable under the DGCL.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar  LLP

                                    GOODWIN, PROCTER & HOAR  LLP